UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 W. Wacker Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 997-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of UAL Corporation (the “Board”), acting in accordance with the Restated Certificate of UAL Corporation, increased the number of directors on the Board from twelve to thirteen, effective September 23, 2009. The Board appointed Jane Garvey to serve as a new member of the Board and also appointed Ms. Garvey to serve on the Nominating/Governance Committee. Ms. Garvey’s appointments are effective September 23, 2009.

Ms. Garvey is not a party to any arrangement or understanding with any person pursuant to which she was appointed a director, nor is she a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Garvey’s appointment is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by UAL Corporation dated September 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

	By:	/s/ Paul R. Lovejoy
	Name:	Paul R. Lovejoy
	Title:	Senior Vice President, General Counsel & Secretary
Date: September 17, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release issued by UAL Corporation dated September 17, 2009.

*	Filed herewith electronically.

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